Exhibit 32.1

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Pediatrix Medical Group, Inc. on Form 10-Q for the quarter ended September 30, 2026 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pediatrix Medical Group, Inc.

A signed original of this written statement required by Section 906 has been provided to Pediatrix Medical Group, Inc. and will be retained by Pediatrix Medical Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

October 29, 2026

By: /s/ Mark S. Ordan

Mark S. Ordan

Chief Executive Officer

(Principal Executive Officer)

By: /s/ Kasandra H. Rossi

Kasandra H. Rossi

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)